EXHIBIT 32(ii)

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Reuben Gamoran, the Chief Financial Officer of Wm. Wrigley Jr. Company (the “Company”), certify that to the best of my knowledge:

(i)

the Quarterly Report of the Company on Form 10-Q dated August 9, 2006 for the fiscal quarter ended June 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the said Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ REUBEN GAMORAN

Reuben Gamoran
Senior Vice President and Chief Financial Officer

Dated the 9th day of August, 2006